SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2005

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2005, pursuant to an Agreement and Plan of Merger dated as of June 23, 2005 between Salix Pharmaceuticals, Ltd. (“Salix”) and InKine Pharmaceutical Company, Inc. (“InKine”), InKine merged with and into Metal Acquisition Corp., with InKine continuing as a wholly owned subsidiary of Salix.

Pursuant to the merger, InKine shareholders will receive newly issued shares of Salix common stock for InKine shares owned based on an exchange ratio of 0.1737 of a share of Salix common stock for each share of InKine common stock. The issuance of the Salix common stock pursuant to the merger was registered under the Securities Act of 1933, as amended, pursuant to Salix’s registration statement on Form S-4 (File No. 333-126685) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on August 23, 2005.

The joint proxy statement-prospectus of Salix and InKine, dated August 24, 2005, that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the merger, including information concerning the interests of directors, executive officers and affiliates of Salix and InKine in the merger. The final version of the Joint Proxy Statement/Prospectus was filed with the SEC on August 24, 2005.

Shares of the common stock of Salix will continue to trade on the Nasdaq National Market under the symbol “SLXP”. InKine has delisted the InKine common stock from the Nasdaq Capital Market and will file a Form 15 with the SEC to terminate the registration under the Exchange Act of the InKine common stock.

On September 30, 2005, Salix issued a press release announcing stockholder approval, and on October 3, 2005 it announced the completion of the merger. The press releases are attached hereto as Exhibits 99.1 and 99.2, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Incorporated by reference to the Registration Statement.

(b)	Pro Forma Financial Information.

Incorporated by reference to the Registration Statement.

(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated September 30, 2005.

99.2	Press release dated October 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: October 3, 2005

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer